SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.    20549

                                -----------------

                                     FORM 8-K

                                  CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) of the
                         SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported):           December 13, 1996



                                   ALAMCO, INC.
                (Exact Name of Registrant as Specified in Charter)




       Delaware                         1-8490                     55-0615701
 (State or Other Jurisdiction        (Commission                 (IRS Employer
       of Incorporation)             File Number)               Identification
                                                                       No.)



       200 West Main Street, Clarksburg, West Virginia               26301
       (Address of Principal Executive Offices)                    (Zip Code)




 Registrant's telephone number, including area code:            (304) 623-6671







Item 5.  Other Events

      Alamco, Inc. announced a restatement of its results of operations for the nine months ended September 30, 1996 and the four years ended December 31, 1992, 1993, 1994 and 1995 to reflect non-cash adjustments in the Company's accounting for nonqualified stock options as a result of the employee tax reimbursement feature included in the option arrangements. Under accounting for what are now treated as variable stock options, periodic differences between the market price of the Company's Common Stock and the exercise prices of outstanding nonqualified stock options are recognized as non-cash compensation expense. Accordingly, the restatement does not have any effect on the Company's cash flow and results in a slight increase in stockholders' equity from the net deferred tax benefits associated with this change.

      Under applicable accounting standards, as set forth in EITF 87-6B, nonqualified stock option plans or agreements containing a tax reimbursement feature, among others, must reflect in net income on a periodic basis differ-ences between the market price of the Company's Common Stock and the exercise prices of outstanding options. Changes in market price of the Company's Common Stock may result in charges or credits to net income depending on whether the market price has increased or decreased since the preceding fiscal quarter.

      The Company adopted nonstatutory stock option plans in 1982 and 1992 and has granted nonqualified options to senior management and other key employees pursuant to such plans and separate stock option agreements at exercise prices equal to the fair market value of the Company's Common Stock at the respective dates of grant. A total of 299,474 nonqualified options were outstanding at September 30, 1996. No nonqualified stock options have been granted since September 30, 1996. All outstanding nonqualified options contain a tax reim-bursement feature, which requires the Company to reimburse an individual option holder for income taxes arising upon exercise of stock options up to the amount of the Company's tax benefit. The Company's incentive stock options and the outside directors stock option plans are not subject to such adjustment.

      Since 1982 the Company has treated stock options granted under its incentive stock option plans and its nonqualified stock option plans and agreements, all of which contain an employee tax reimbursement feature, in a
consistent manner.   If the nonqualified plans and agreements had not contained this tax reimbursement feature, the Company's historic accounting for stock options would have continued and no accounting adjustment would now be
required.   However, as a result of recent exercises of nonqualified stock options, the Company reviewed its accounting for stock options and concluded that its past accounting treatment was not in conformity with currently applicable accounting requirements. According to John L. Schwager, President of Alamco, Inc., the Company does not intend to grant new options containing a tax reimbursement feature. He stated that the Board is considering whether to eliminate the tax reimbursement feature from existing plans and agreements, subject to the consent of holders of outstanding stock options.

      During the eight year period 1987 to 1994, the aggregate differences between market prices and option exercise prices were not substantial, and the aggregate non-cash compensation expense charged or credited to income was only $387,000, net. However, since the beginning of 1995 the Company's stock price has risen significantly from approximately $6.00 per share to $11.75 at the end of the third quarter 1996. Accordingly, the net aggregate amount charged to income was $416,000 for 1995 and an additional $917,000 in the first nine months of 1996. Net income and earnings per share for the nine months ended September 30, 1996 were $1,563,000 ($0.32 per share) as adjusted, compared to $2,481,000
($0.51 per share) as originally reported. Net income and earnings per share for the year ended December 31, 1995 were $1,279,000 ($0.27 per share) as adjusted, compared to $1,695,000 ($0.36 per share) as originally reported. The accounting change is not expected to have an adverse impact on fourth quarter 1996 unless the market price of the Company's Common Stock increases significantly over the level reached at the end of the third quarter 1996.

       A summary of the effects of the restatement of the Company's results of operations for the nine months ended September 30, 1996 and 1995, and the four years ended December 31, 1995, 1994, 1993 and 1992, respectively, is set forth below:



                                                               Alamco, Inc.
                                        Summary of Effects of Restatement of Results of Operations
                                               for Changes in Accounting for Stock Options
                                                 (In thousands, except share data)

                                                                     Nine Months Ended
                                                                09/30/96                          09/30/95
                                                       As Reported      Restated        As Reported       Restated

Revenues:
Gas and oil sales                                        $15,137          $15,137         $ 8,727           $ 8,727
Agreements with gas purchasers                                 0                0               0                0
Well tending income                                          641              641             811              811
Other revenue                                                728              728             601              601

  Total revenues                                          16,506           16,506          10,139            10,139

Expenses:
Operating                                                  6,087            6,087           4,862             4,862
Exploration                                                  110              110               0                 0
General and administrative                                 2,709            2,394           2,312             2,210
Option plan compensation                                       0            1,818               0               726
Depreciation, depletion and amortization                   3,412            3,412           3,110             3,110
Interest                                                     674              674             816               816

  Total expenses                                          12,992           14,495          11,100            11,724

  Income from operations                                   3,514            2,011            (961)           (1,585)

Other nonoperating income                                    200              200             145               145

  Income before income tax                                 3,714            2,211            (816)           (1,440)

Provision for income taxes                                 1,233              648            (287)             (531)

Extraordinary income, net of tax                               0               0               0                 0

   Net income                                            $ 2,481          $ 1,563           ($529)            ($909)
   Net income per share                                  $ 0.51           $ 0.32            ($0.11)           ($0.19)

Weighted average number of shares outstanding            4,894,037        4,894,037       4,673,868         4,673,868




                                                             Alamco, Inc.
                                      Summary of Effects of Restatement of Results of Operations
                                              for Changes in Accounting for Stock Options
                                                         (In thousands, except share data)

                                                                  Years Ended
                                           1995                1994                1993               1992
                                    As                 As                  As                   As
                                    Reported Restated  Reported  Restated  Reported  Restated   Reported   Restated


Revenues:
 Gas and oil sales                  $12,636   $12,636   $11,993   $11,993   $ 9,504   $ 9,504   $ 8,855    $ 8,855
 Agreements with gas purchasers       4,164     4,164         0         0         0         0         0         0
 Well tending income                    943       943     1,232     1,232     2,172     2,172     2,308      2,308
 Other revenue                          796       796       446       446       224       224       187        187

   Total revenues                    18,539    18,539    13,671    13,671     11,900   11,900    11,350     11,350

Expenses:
 Operating                             6,713    6,713     5,461     5,461      4,262    4,262     4,041      4,041
 Exploration                            641       641         0         0          0        0         0          0
 General and administrative           3,146     3,044     2,908     2,902      2,373    2,341     2,376      2,374
 Option plan compensation                 0       784         0       (41)         0      360         0        346
 Depreciation, depletion and          4,271     4,271     3,523     3,523      2,806    2,806     3,007      3,007
   amortization
 Interest                             1,188     1,188       154       154        385      385       745        745

   Total expenses                    15,959    16,641    12,046    11,999      9,826   10,154    10,169     10,513

   Income from operations             2,580     1,898     1,625     1,672      2,074    1,746     1,181        837

Other nonoperating income               192       192       155       155        321      321       200        200

  Income before income tax            2,772     2,090     1,780     1,827      2,395    2,067     1,381      1,037

Provision for income taxes            1,077       811       134       152        843      715       442        308

Extraordinary income, net of tax         0          0         0         0          0        0     1,058      1,058

  Net income                         $1,695    $1,279    $1,646    $1,675     $1,552   $1,352    $1,997     $1,787
  Net income per share                $0.36     $0.27     $0.35     $0.36      $0.45    $0.39     $0.78      $0.70

Weighted average number of shares
outstanding                      4,679,703   4,679,703  4,645,154  4,645,154  3,438,594 3,438,594 2,555,654 2,555,654



Item 7.  Exhibits

      (c)   Exhibits

              99.1      Press Release dated December 13, 1996, issued by
                        Alamco, Inc.

Item 601.  Exhibits

 Exhibit                                   Prior Filing or Subsequential
   No.             Description                    Page No. Herein
 -------     ----------------------------------- ----------------

 99.1        Press Release dated
             December 13, 1996,
             issued by Alamco, Inc.                    Filed herewith


                                    SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ALAMCO, INC.
                                        (Registrant)

                                        By:  /s/ John L. Schwager
                                            -----------------------------------
 Date:  December 19, 1996                   John L. Schwager
                                            President, Chief Executive Officer
                                            and Principal Financial Officer